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Exhibit 5.1

November 15, 2005
Digene Corporation
1201 Clopper Road
Gaithersburg, Maryland 20878
          Re: Prospectus Supplement to Registration Statement on Form S-3
Ladies and Gentlemen:
          We have acted as counsel to Digene Corporation, a Delaware corporation (the “Company”), and are rendering this opinion in connection with a prospectus supplement, dated November 15, 2005 (the “Prospectus Supplement”), relating to Registration Statement on Form S-3 (File No. 333-112901) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an aggregate of 3,450,000 shares, including 450,000 shares that may be purchased by the Underwriters (as defined below) to cover over-allotments, if any (the “Shares”), of the Company’s common stock, par value $0.01 per share (the “Common Stock”).
          The Shares, of which 2,300,000 are to be sold by the Company, including 300,000 shares that may be purchased by the Underwriters to cover over-allotments, if any, and 1,150,000 are to be sold by Armonk Partners, the selling stockholder (the “Selling Stockholder”), including 150,000 shares that may be purchased by the Underwriters to cover over-allotments, if any, are to be sold by the Company and the Selling Stockholder pursuant to an underwriting agreement (the “Underwriting Agreement”) entered into by and among the Company, the Selling Stockholder and J.P. Morgan Securities Inc., as representative of the several underwriters named in the Underwriting Agreement (the “Underwriters”), which has been filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.
          We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto and the Prospectus Supplement, (ii) the Amended and Restated Certificate of Incorporation, as amended, of the Company, and (iii) the Bylaws of the Company. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

Digene Corporation
November 15, 2005

          In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.
          Based upon and subject to the limitations and assumptions set forth herein, we are of the opinion that (1) the Shares to be issued and sold by the Company have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock, and (2) the Shares to be sold by the Selling Stockholder have been duly authorized and are validly issued, fully paid and non-assessable shares of Common Stock.
          We express no opinion as to the law of any jurisdiction other than the law of the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law) and the federal laws of the United States.
          We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K (and its incorporation by reference into the Registration Statement) in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and to the use of this firm’s name therein and in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll, LLP